EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Paul D. Ridder, the Vice President and Chief Financial Officer of Radnor Holdings Corporation (the “Company”), hereby certifies that:

The Company’s annual report on Form 10-K for the period ended December 30, 2005 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 13, 2006	/s/ Paul D. Ridder
Paul D. Ridder
Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.